ADDENDUM 2
TO CONVERTIBLE DEBENTURE AND
EQUITY INVESTMENT AGREEMENT

This Addendum to Convertible Debenture and Equity Investment Agreement is being entered into this 20th day of February, 2014, by and between MultiCell Technologies, Inc., a Delaware corporation (“Company”) and La Jolla Cove Investors, Inc. (“LJCI” or “Holder”).

WHEREAS, LJCI and Company are parties to that certain 4¾% Convertible Debenture (“Debenture”), Securities Purchase Agreement ("SPA") and the Warrant to Purchase Common Stock, all dated as of February 28, 2007, as amended. Capitalized terms shall have the meaning set forth in the respective documents.

WHEREAS, the parties desire to amend the Debenture and Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and LJCI agree as follows:

1.	The Maturity Date of the Debenture and the Expiration Date Warrant will be extended until February 28, 2016.

MultiCell Technologies, Inc.,	La Jolla Cove Investors, Inc.

By: /s/ W. Gerald Newmin	By: /s/ Travis W. Huff

Name: W. Gerald Newmin	Name: Travis W. Huff

Title: Chairman & CEO	Title: Portfolio Manager